Exhibit 3.2

SECOND AMENDED AND RESTATED BYLAWS

OF

NRC HEALTH

(a Delaware corporation)

As amended through

June 24, 2026

ARTICLE I.      OFFICES

1.01.    Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

1.02.    Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware (the “DGCL”) to be maintained in the State of Delaware may be, but need not be, identical with the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.

ARTICLE II.      STOCKHOLDERS

2.01.    Annual Meeting. The annual meeting of the stockholders (the “Annual Meeting”) shall be held at such time and date as may be fixed by resolution of the Board of Directors. In fixing a meeting date for any Annual Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment. At each Annual Meeting, the stockholders shall elect that number of directors equal to the number of directors whose term expires at the time of such meeting. At any such Annual Meeting, only other business properly brought before the meeting in accordance with Section 2.14 of these Bylaws may be transacted. If the election of directors shall not be held on the date designated herein, or fixed as herein provided, for any Annual Meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of stockholders (a “Special Meeting”) as soon thereafter as is practicable.

2.02.    Special Meetings.

(a)       A Special Meeting may be called only by (i) the chairperson of the Board of Directors (the “Chair” or “Board Chair”), (ii) the Chief Executive Officer, (iii) the President or (iv) the Board of Directors and shall be called by the Corporation upon the demand, in accordance with this Section 2.02, of the holders of record of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

(b)      In order that the Corporation may determine the stockholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the stockholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than ten days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have stockholders demand a Special Meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within ten days after the date on which such request is received by the Secretary, the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative) and shall set forth all information about each such stockholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a stockholder’s notice described in paragraph (a) (ii) of Section 2.14 of these Bylaws.

(c)       In order for a stockholder or stockholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting must be delivered to the Corporation. To be valid, each written demand by a stockholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to paragraph (b) of this Section 2.02), shall be signed by one or more persons who as of the Demand Record Date are stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative), and shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such demand and the class and number of shares of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within seventy days after the Demand Record Date.

(d)       Except as provided in the following sentence, any Special Meeting shall be held at such hour and day as may be designated by whichever of the Chair, the Chief Executive Officer, the President, or the Board of Directors shall have called such meeting. In the case of any Special Meeting called by the President upon the demand of stockholders (a “Demand Special Meeting”), such meeting shall be held at such hour and day as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall not be more than sixty days nor less than ten days after the Meeting Record Date (as defined in Section 2.06 hereof); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within ten days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting are deemed delivered to the Corporation pursuant to paragraph (e) of this Section 2.02 (the “Delivery Date”), then such meeting shall be held at 2:00 P.M. local time on the 90th day after the Delivery Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Chair, the Chief Executive Officer, the President, or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of his, her or its business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an Annual Meeting or a Special Meeting for the conduct of related business.

(e)       The Corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on each issue proposed to be considered at the Special Meeting. Nothing contained in this paragraph (f) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

(f)        For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Delaware are authorized or obligated by law or executive order to close.

2.03.   Place of Meeting. The Board of Directors, the Chair, the Chief Executive Officer or the President may designate any place, either within or without the State of Delaware, as the place of meeting for an Annual Meeting or Special Meeting, or no place if the meeting is to be held solely by means of remote communication. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the applicable provisions of the DGCL. If no designation is made, the place of meeting shall be the principal office of the Corporation. Any meeting may be adjourned to reconvene at any place, or by means of remote communication, designated by vote of the Board of Directors or by the Chair or by the President or by the Secretary.

2.04.    Notice of Meeting. Written notice stating the date, time and place, if any, of any meeting of stockholders shall be delivered not less than ten days nor more than sixty days before the date of the meeting (unless a different time period is provided by the DGCL or the Certificate of Incorporation), either personally or by mail, by or at the direction of the Chair, the Chief Executive Officer, the President or the Secretary, to each stockholder of record entitled to vote at such meeting and to such other persons as required by the DGCL. If the Board of Directors has authorized participation by means of remote communication the notice shall also describe the means of remote communication to be used. In the event of any Demand Special Meeting, such notice of meeting shall be sent not more than thirty days after the Delivery Date. If mailed, notice pursuant to this Section 2.04 shall be deemed to be effective when deposited in the United States mail, addressed to the stockholder at his or her address as it appears on the stock record books of the Corporation, with postage thereon prepaid. Unless otherwise required by the DGCL or the Certificate of Incorporation, a notice of an Annual Meeting need not include a description of the purpose for which the meeting is called. In the case of any Special Meeting, (a) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (b) in the case of a Demand Special Meeting, the notice of meeting (i) shall describe any business set forth in the statement of purpose of the demands received by the Corporation in accordance with Section 2.02 of these Bylaws and (ii) shall contain all of the information required in the notice received by the Corporation in accordance with Section 2.14(b) of these Bylaws. If an Annual Meeting or Special Meeting is adjourned to a different date, time or place, or will be held by new means of remote communication, the Corporation shall not be required to give notice of the new date, time, place, or means of remote communication if the new date, time, place, or means of remote communication is announced at the meeting before adjournment; provided, however, that if a new Meeting Record Date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are stockholders as of the new Meeting Record Date.

2.05.    Waiver of Notice. A stockholder may waive any notice required by the DGCL, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the stockholder entitled to the notice, contain the same information that would have been required in the notice under applicable provisions of the DGCL (except that the time and place of meeting need not be stated) and be delivered to the Corporation for inclusion in the corporate records. A stockholder’s attendance at any Annual Meeting or Special Meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

2.06.    Fixing of Record Date. The Board of Directors may fix in advance a date not less than ten days and not more than sixty days prior to the date of an Annual Meeting or Special Meeting as the record date for the determination of stockholders entitled to notice of, or to vote at, such meeting (the “Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within thirty days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The stockholders of record on the Meeting Record Date shall be the stockholders entitled to notice of and to vote at the meeting. Except as provided by the DGCL for a court-ordered adjournment, a determination of stockholders entitled to notice of and to vote at an Annual Meeting or Special Meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new Meeting Record Date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The Board of Directors may also fix in advance a date as the record date for the purpose of determining stockholders entitled to take any other action or determining stockholders for any other purpose. Such record date shall be not more than sixty days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. The record date for determining stockholders entitled to a distribution (other than a distribution involving a purchase, redemption or other acquisition of the Corporation’s shares) or a share dividend is the date on which the Board of Directors authorizes the distribution or share dividend, as the case may be, unless the Board of Directors fixes a different record date.

2.07.    Stockholders’ List for Meetings. After a Meeting Record Date has been fixed, the Corporation shall prepare a list of the names of all of the stockholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each stockholder. Such list shall be available for inspection by any stockholder, beginning ten days prior to the date of the meeting and continuing to the date of the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A stockholder or his, her or its agent may, on written demand, inspect and, subject to the limitations imposed by the DGCL, copy the list, during regular business hours and at his, her or its expense, during the period that it is available for inspection pursuant to this Section 2.07. The Corporation shall make the stockholders’ list available at the meeting and any stockholder or his, her or its agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the stockholders’ list shall not affect the validity of any action taken at a meeting of stockholders.

2.08.    Quorum and Voting Requirements; Postponements; Adjournments.

(a)       Shares entitled to vote as a separate voting group may take action on a matter at any Annual Meeting or Special Meeting only if a quorum of those shares exists with respect to that matter. If the Corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section 2.08. Except as otherwise provided in the Certificate of Incorporation or the DGCL, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at any Annual Meeting or Special Meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new Meeting Record Date is or must be set for the adjourned meeting. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Certificate of Incorporation, these Bylaws, or the DGCL requires a greater number of affirmative votes. Unless otherwise provided in the Certificate of Incorporation, each nominee for director shall be elected to the Board of Directors by a majority of the votes cast by the shares entitled to vote in the election of directors at an Annual Meeting or Special Meeting at which a quorum is present, if the election is not a contested election. A nominee receives a majority of the votes cast if the votes “for” such nominee’s election exceed the votes “against” such nominee’s election. However, a nominee for director shall be elected by a plurality of the votes cast in any contested election for directors. A contested election is an election in which the number of nominees seeking election is more than the number of directors to be elected.

(i)    Following any uncontested election, any incumbent director who was a nominee and who did not receive a majority of the votes cast by the shares entitled to vote in the election of directors shall promptly tender his or her offer of resignation to the Board of Directors for consideration by the Board of Directors if such director has not previously submitted a conditional offer of resignation. A recommendation on whether or not to accept such resignation offer shall be made by a committee of independent directors that has been delegated responsibility of recommending nominees for director appointment or election to the Board of Directors, or (A) if each member of such committee did not receive the required majority vote or (B) if no such committee has been appointed, a majority of the Board of Directors shall appoint a special committee of independent directors for such purpose of making a recommendation to the Board (the “Nominating Committee”). If no independent directors received the required majority vote, the Board of Directors shall act on the resignation offers.

Within 60 days following certification of the stockholder vote, the Nominating Committee shall recommend to the Board of Directors the action to be taken with respect to such offer of resignation. In determining whether or not to recommend that the Board of Directors accept any resignation offer, the Nominating Committee shall be entitled to consider all factors believed relevant by such Committee’s members, including without limitation: (1) any stated reasons for the director not receiving the required majority vote and whether the underlying cause or causes are curable; (2) the factors, if any, set forth in the guidelines or other policies that are to be considered by the Nominating Committee in evaluating potential candidates for the Board of Directors as such factors relate to each director who has so offered his or her resignation; (3) the length of service of such director, (4) the effect of such resignation on the Corporation’s compliance with any law, rule, regulation, stock exchange listing standards, or contractual obligations, (5) such director’s contributions to the Corporation, and (6) any other factors that the Nominating Committee believes are in the best interest of the Corporation.

The Board of Directors shall act on the Nominating Committee’s recommendation and publicly disclose the decision and reasons therefor, by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication, within 90 days following certification of the stockholder vote. In determining whether or not to accept any resignation offer, the Board of Directors shall take into account the factors considered by the Nominating Committee and any additional information and factors that the Board of Directors believes to be relevant.

(ii)    If any director’s resignation offer is not accepted by the Board of Directors, such director shall continue to serve until the next succeeding Annual Meeting and his or her successor is duly elected and qualified, or until the director’s earlier death, resignation or removal. If a director’s resignation is accepted by the Board pursuant to this Section 2.08, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3.09 or may decrease the size of the Board of Directors pursuant to Section 3.01.

(b)       The Board of Directors acting by resolution may postpone and reschedule any previously scheduled Annual Meeting or Special Meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 90th day following the Delivery Date. Any Annual Meeting or Special Meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution by stockholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the Chair, the President or pursuant to a resolution of the Board of Directors. No notice of the time and place of adjourned meetings need be given except as required by the DGCL. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.09.    Conduct of Meeting. The Chair, and in his or her absence or delegation, the Chief Executive Officer, and in his or her absence, the President, and in his or her absence, a Vice President in the order provided under Section 4.09 of these Bylaws, and in their absence, any person chosen by the stockholders present shall call any Annual Meeting or Special Meeting to order and shall act as chairperson of the meeting, and the Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

2.10.   Proxies. At any Annual Meeting or Special Meeting, a stockholder may vote his or her shares in person or by proxy. A stockholder may appoint a proxy to vote or otherwise act for the stockholder by signing an appointment form, either personally or by his or her attorney‑in‑fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for three years from the date of its signing unless a different period is expressly provided in the appointment form. Unless otherwise provided, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by notice given by the stockholder to the presiding officer during the meeting. The presence of a stockholder who has filed his or her appointment of proxy shall not itself constitute a revocation. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiently of proxies.

2.11.     Voting of Shares.

(a)      Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at an Annual Meeting or Special Meeting, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the DGCL or the Certificate of Incorporation.

(b)      Shares held by another corporation, if a sufficient number of shares entitled to elect a majority of the directors of such other corporation is held directly or indirectly by this Corporation, shall not be entitled to vote at an Annual Meeting or Special Meeting, but shares held in a fiduciary capacity may be voted.

2.12.    Action Without Meeting. Any action required or permitted by the Certificate of Incorporation or these Bylaws of the Corporation or any provision of the DGCL to be taken at an Annual Meeting or Special Meeting of Stockholders may be taken without a meeting if a written consent or consents (including electronic transmission(s)), describing the action so taken, is signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and is delivered to the Corporation for inclusion in the corporation records.

2.13.    Acceptance of Instruments Showing Stockholder Action. If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a stockholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of a stockholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of a stockholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the stockholder if any of the following apply:

(a)        The stockholder is an entity and the name signed purports to be that of an officer or agent of the entity.

(b)     The name purports to be that of a personal representative, administrator, executor, guardian or conservator representing the stockholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(c)       The name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder and, if the Corporation requests, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment.

(d)      The name signed purports to be that of a pledgee, beneficial owner, or attorney‑in‑fact of the stockholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory’s authority to sign for the stockholder is presented with respect to the vote, consent, waiver or proxy appointment.

(e)       Two or more persons are the stockholders as co‑tenants or fiduciaries and the name signed purports to be the name of at least one of the co‑owners and the person signing appears to be acting on behalf of all co‑owners.

The Corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the stockholder.

2.14.    Notice of Stockholder Business and Nomination of Directors.

(a)        Annual Meetings.

(i)    Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an Annual Meeting (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 2.14.

(ii)    For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 2.14, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be received by the Secretary of the Corporation at the principal offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s Annual Meeting; provided, however, that in the event that no Annual Meeting was held the previous year or the date of the Annual Meeting is advanced by more than thirty days or delayed by more than sixty days from the anniversary of the previous year’s Annual Meeting, notice by the stockholder to be timely must be so received not earlier than the 120th day prior to the date of such Annual Meeting and not later than the close of business on the later of (x) the 90th day prior to such Annual Meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall be signed by the stockholder of record who intends to make the nomination or introduce the other business (or his duly authorized proxy or other representative), shall bear the date of signature of such stockholder (or proxy or other representative) and shall set forth: (A) the name and address, as they appear on this Corporation’s books, of such stockholder and the beneficial owner or owners, if any, on whose behalf the nomination or proposal is made; (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder or beneficial owner or owners; (C) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination or introduce the other business specified in the notice; (D) in the case of any proposed nomination for election or re-election as a director, (I) the name and residence address of the person or persons to be nominated, (II) a description of all arrangements or understandings between such stockholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder, (III) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and (IV) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected; and (E) in the case of any other business that such stockholder proposes to bring before the meeting, (I) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these Bylaws, the language of the proposed amendment, (II) such stockholder’s and beneficial owner’s or owners’ reasons for conducting such business at the meeting and (III) any material interest in such business of such stockholder and beneficial owner or owners.

(iii)    Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 2.14 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy days prior to first anniversary of the previous year’s Annual Meeting, a stockholder’s notice required by this Section 2.14 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)      Special Meetings. Only such business shall be conducted at a Special Meeting as shall have been described in the notice of meeting sent to stockholders pursuant to Section 2.04 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to such notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (A) is a stockholder of record at the time of giving of such notice of meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2.14. Any stockholder desiring to nominate persons for election to the Board of Directors at such a Special Meeting shall cause a written notice to be received by the Secretary of the Corporation at the principal offices of the Corporation not earlier than 120 days prior to such Special Meeting and not later than the close of business on the later of (x) the 90th day prior to such Special Meeting and (y) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such written notice shall be signed by the stockholder of record who intends to make the nomination (or his duly authorized proxy or other representative), shall bear the date of signature of such stockholder (or proxy or other representative) and shall set forth: (A) the name and address, as they appear on the Corporation’s books, of such stockholder and the beneficial owner or owners, if any, on whose behalf the nomination is made; (B) the class and number of shares of the Corporation which are beneficially owned by such stockholder or beneficial owner or owners; (C) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice; (D) the name and residence address of the person or persons to be nominated; (E) a description of all arrangements or understandings between such stockholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such stockholder; (F) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (G) the written consent of each nominee to be named in a proxy statement and to serve as a director of the Corporation if so elected.

(c)        General.

(i)   Only persons who are nominated in accordance with the procedures set forth in this Section 2.14 shall be eligible to be elected as directors, except (i) as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors, or under Article 6 C.(iii) of the Certificate of Incorporation; and (ii) directors who are elected or appointed to the Board of directors pursuant to these Bylaws. Only such business shall be conducted at an Annual Meeting or Special Meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 2.14. The chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.14 and, if any proposed nomination or business is not in compliance with this Section 2.14, to declare that such defective proposal shall be disregarded.

(ii)   For purposes of this Section 2.14, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)   Notwithstanding the foregoing provisions of this Section 2.14, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14. Nothing in this Section 2.14 shall be deemed to limit the Corporation’s obligation to include stockholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

(d)       Nothing contained in this Section 2.14 shall be deemed to affect any rights of stockholders to request inclusion of nominees for director in the Corporation’s proxy statement pursuant to Section 2.15.

2.15.    Stockholder Nominations Included in the Corporation’s Proxy Materials.

(a)      Definitions. For purposes of this Section 2.15, the following terms shall have the meanings set forth below, except as otherwise provided herein.

(i) “Eligible Holder” is a person who has either (i) been a record holder of the shares of Common Stock used to satisfy the eligibility requirements of Section 2.15(d) continuously for the three (3)-year period as described in Section 2.15(d), or (ii) provides to the Secretary of the Corporation, within the time period specified in Section 2.15(e), evidence of continuous ownership of such shares for such three (3)-year period from one or more securities intermediaries in a form that the Board of Directors, or its designee, acting in good faith, determines would be acceptable for purposes of a stockholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii) “Maximum Number” with respect to any Annual Meeting, means that number of nominees for election to the Board of Directors that constitutes no more than 20% of the total number of directors of the Corporation as of the last day on which a Qualified Nomination Notice may be submitted pursuant to Section 2.15(e) (rounded down to the nearest whole number), but not less than two (2). The Maximum Number shall be subject to the adjustments described in Section 2.15(c).

(iii) “Minimum Number” means 3% of the Corporation’s issued and outstanding shares of Common Stock as of the most recent date for which such amount is given in any filing made by the Corporation with the Securities and Exchange Commission (the “SEC”) prior to the submission of the Qualified Nomination Notice.

(iv) “Qualified Nomination Notice” means a notice given by a Nominating Stockholder that complies with the requirements of Section 2.15(e) and names a Nominee.

(v) “Nominating Stockholder” means an Eligible Holder or group of up to 20 Eligible Holders who nominate a nominee for election to the Board of Directors.

(vi) “Nominee” means any person nominated for election to the Board of Directors by a Nominating Stockholder that, individually and collectively, in the case of a group, satisfy all applicable procedures set forth in Section 2.15(d) and 2.15(e).

(b)       Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section 2.15, if expressly requested in a Qualified Nomination Notice delivered by a Nominating Stockholder, the Corporation shall include in its proxy statement for any Annual Meeting:

(i)   the name of the Nominee, which shall also be included on the Corporation’s form of proxy and ballot;

(ii)    disclosures about the Nominee and Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

(iii)    any statement included by the Nominating Stockholder in the Qualified Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.15(e)(ii)), if such statement does not exceed 500 words; and

(iv)    any other information that the Corporation or the Board of Directors determines, in its discretion to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.15.

(c)        Maximum Number of Nominees.

(i)    The Corporation shall not be required to include in the proxy statement for an Annual Meeting more Nominees than the Maximum Number for such Annual Meeting. The Maximum Number for a particular Annual Meeting shall be reduced by: (1) Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such Annual Meeting, and (2) the number of incumbent directors who were Nominees with respect to any of the preceding two Annual Meetings and whose re-election at the upcoming Annual Meeting is being recommended by the Board of Directors. If one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 2.15(e), but before the date of the Annual Meeting, and the Board of Directors resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii)    If the number of Nominees pursuant to this Section 2.15 for any Annual Meeting exceeds the Maximum Number then, promptly upon notice from the Corporation, each Nominating Stockholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Stockholder’s Qualified Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Stockholder has selected one Nominee. If, after the deadline for submitting a Qualified Nomination Notice as set forth in Section 2.15(e), a Nominating Stockholder becomes ineligible or withdraws its nomination, or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement Nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder, and (2) may otherwise communicate to its stockholders, including, without limitation, by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the Annual Meeting.

(d)       Eligibility of Nominating Stockholder.

(i)    An Eligible Holder or group of up to twenty (20) Eligible Holders may submit a nomination in accordance with this Section 2.15 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number of shares of the Common Stock (as adjusted for any stock splits, stock dividends, or similar events) throughout the three (3)-year period preceding, including the date of submission of, the Qualified Nomination Notice, and continues to own at least the Minimum Number through the date of the Annual Meeting. A group of funds under common management and investment control shall be treated as one Eligible Holder if such Eligible Holder shall provide, together with the Qualified Nomination Notice, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 2.15, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. If any stockholder withdraws from a group of Eligible Holders acting together as a Nominating Stockholder at any time prior to the Annual Meeting, the group of Eligible Holders shall only be treated as owning the shares held by the remaining members of the group.

(ii)    For purposes of this Section 2.15(d), an Eligible Holder “owns” only those outstanding shares of Common Stock as to which the Eligible Holder possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates. An Eligible Holder “owns” shares held in the name of a Nominee or other intermediary, so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest (including the opportunity for profit and risk of loss on) in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of Common Stock are “owned” for these purposes shall be determined by the Board of Directors, acting in good faith.

(iii)    No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Qualified Nomination Notice.

(e)      Qualified Nomination Notice. To nominate a Nominee, the Nominating Stockholder must, no earlier than one hundred fifty (150) days and no later than one hundred twenty (120) days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s Annual Meeting, submit to the Secretary of the Corporation at the principal executive office of the Corporation all of the following information and documents (collectively, the “Qualified Nomination Notice”); provided, however, that if (and only if) the Annual Meeting is not scheduled to be held within a period that commences thirty (30) days before the anniversary date of the prior year’s Annual Meeting and ends thirty (30) days after such anniversary date (an Annual Meeting date outside such period being referred to herein as an “Other Meeting Date”), the Qualified Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is one hundred eighty (180) days prior to such Other Meeting Date or the tenth (10th) day following the date such Other Meeting Date is first publicly announced or disclosed:

(i)    A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(ii)    A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including each group member): (A) the details of any relationship that existed within the past three (3) years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (B) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation; (C) a representation and warranty that the Nominee’s candidacy or, if elected, Board of Directors membership would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded; (D) a representation and warranty that the Nominee: (1) does not have any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s corporate governance guidelines as most recently published on its website and otherwise qualifies as independent under the rules of the primary stock exchange on which the Corporation’s securities are traded; (2) meets the Audit Committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded; (3) is a “non- employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); and (4) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933, as amended (the “Securities Act”) or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee; (E) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section 2.15(d) and has provided evidence of ownership to the extent required by Section 2.15(d); (F) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the share ownership eligibility requirements described in Section 2.15(d) through the date of the Annual Meeting; (G) details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates) of the Corporation, within the five (5) years preceding the submission of the Qualified Nomination Notice; (H) a representation and warranty that the Nominating Stockholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) of the Exchange Act (without reference to the exception in Rule 14a-1(l)(2)(iv) of the Exchange Act) (or any successor rules) with respect to the Annual Meeting, other than with respect to the Nominee or any nominee of the Board; (I) a representation and warranty that the Nominating Stockholder will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of a Nominee at the Annual Meeting; (J) if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; (K) in the case of a nomination by a group, the designation by all group members of one group member who is authorized to act on behalf of all group members with respect to all matters relating to the nomination, including withdrawal of the nomination; and (L) the information required to be included in a stockholder’s notice referenced in Section 14(a)(ii) and Section 14(b);

(iii)    An executed agreement, which must be submitted within seven (7) days of the Nominating Stockholder’s first submission of any information required by this Section 2.15, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including each group member) agrees: (A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Qualified Nomination Notice; (D) to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative, or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 2.15, or otherwise arising out of any nomination, solicitation or other activity by any Nominating Stockholder in connection with its efforts under this Section 2.15; and (E) if any information included in the Qualified Nomination Notice, or any other communication by the Nominating Stockholder (including with respect to any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made no misleading), or the Nominating Stockholder (including any group member) fails to continue to satisfy the eligibility requirements described in Section 2.15(d), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and

(iv)    An executed agreement, which must be submitted within seven (7) days of the Nominating Stockholder’s first submission of any information required by this Section 2.15, in a form determined to be satisfactory by the Board of Directors, or its designee, acting in good faith, by the Nominee: (A) to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request; (B) that the Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s corporate governance guidelines and code of ethical conduct and any other Corporation policies and guidelines applicable to directors as adopted from time to time; and (C) that the Nominee will promptly and fully disclose to the Corporation if the Nominee is or becomes a party to (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation, or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the Corporation, with its fiduciary duties under applicable law.

The information and documents required by this Section 2.15(e) shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor items) in the case of a Nominating Stockholder or group member that is an entity. The Qualified Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.15(e) (other than such information and documents contemplated to be provided after the date the Qualified Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(f)        Exceptions.

(i)    Notwithstanding anything to the contrary contained in Section 2.15, the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Qualified Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if: (A) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the Annual Meeting to present the nomination submitted pursuant to this Section 2.15 or the Nominating Stockholder withdraws its nomination; (B) the Board of Directors, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with these Bylaws or Certificate of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded; (C) the Nominee was nominated for election to the Board of Directors pursuant to this Section 2.15 at one of the Corporation’s two (2) preceding Annual Meetings and either withdrew or became ineligible or received less than 25% of the votes that all stockholders are entitled to cast for such Nominee; (D) the Nominee has been, within the past three (3) years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, or (E) the Corporation is notified, or the Board of Directors acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section 2.15(d), any of the representations and warranties made in the Qualified Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section 2.15.

(ii)    Notwithstanding anything to the contrary contained in this Section 2.15, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors in good faith determines that: (A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (C) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation.

(iii)    The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

ARTICLE III.      BOARD OF DIRECTORS

3.01.    General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business affairs of the Corporation managed under the direction of, the Board of Directors. The Board of Directors shall consist of not less than three (3) nor more than twelve (12) members, the exact number of which shall be fixed from time to time by the Board of Directors.

3.02.    Tenure and Qualifications. Each director shall hold office until the next Annual Meeting and until his or her successor shall have been duly elected and, if necessary, qualified, or until there is a decrease in the number of directors which takes effect after the expiration of his or her term, or until his or her prior retirement, death, resignation or removal. A director may be removed from office as provided in the Certificate of Incorporation. A director may resign at any time by delivering written notice which complies with the DGCL to the Board of Directors, to the Chair, to the Chief Executive Officer or to the Corporation. A director’s resignation is effective when the notice is delivered unless the notice specifies a later effective date. Directors need not be residents of the State of Delaware or stockholders of the Corporation. Except as otherwise provided by applicable law or in these Bylaws or the Certificate of Incorporation, no other restrictions, limitations or qualifications may be imposed on individuals for service as a director.

3.03.    Regular Meetings. Unless otherwise determined by the Board of Directors, a regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after the Annual Meeting and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the Annual Meeting which precedes it, or such other suitable place as may be announced at such Annual Meeting. The Board of Directors may provide, by resolution, the date, time and place, either within or without the State of Delaware, for the holding of additional regular meetings of the Board of Directors without other notice than such resolution.

3.04   Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chair, the Chief Executive Officer, the President, the Secretary or any two directors. The Chair, the Chief Executive Officer, the President or the Secretary may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed the place of the meeting shall be the principal office of the Corporation in the State of Delaware.

3.05.    Notice; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03 of these Bylaws) shall be given by written notice delivered in person, by telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier, to each director at his or her business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than forty‑eight hours prior to the meeting. The notice need not describe the purpose of the meeting of the Board of Directors or the business to be transacted at such meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be effective when the telegram is delivered to the telegraph company. If notice is given by private carrier, such notice shall be deemed to be effective when delivered to the private carrier. Whenever any notice whatever is required to be given to any director of the Corporation under the Certificate of Incorporation or these Bylaws or any provision of the DGCL, a waiver thereof in writing, signed at any time, whether before or after the date and time of meeting, by the director entitled to such notice shall be deemed equivalent to the giving of such notice. The Corporation shall retain any such waiver as part of the permanent corporate records. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

3.06.    Quorum. A majority of the directors holding office immediately prior to a meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting. A quorum of any committee of the Board of Directors created pursuant to Section 3.12 of these Bylaws shall consist of a majority of the number of directors appointed to serve on the committee. If a quorum shall not be present at any meeting of the Board of Directors or committee thereof, a majority of the directors present (though less than such quorum) may adjourn any meeting of the Board of Directors or any committee thereof, as the case may be, from time to time without further notice. In the event the Board of Directors is composed of an even number of persons, a majority means one-half of the number of such persons plus one.

3.07.   Manner of Acting. The affirmative vote of a majority of the directors present at a meeting of the Board of Directors or a committee thereof at which a quorum is present shall be the act of the Board of Directors or such committee, as the case may be, unless the DGCL, the Certificate of Incorporation or these Bylaws require the vote of a greater number of directors.

3.08.   Conduct of Meetings. The Chair, and in his or her absence, the Chief Executive Officer, and in his or her absence, the President, and in his or her absence, a Vice President in the order provided under Section 4.09 of these Bylaws, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairperson of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

3.09.    Vacancies. Any vacancies occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled only as provided in the Certificate of Incorporation. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

3.10.    Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors , officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

3.11.    Presumption of Assent. A director who is present and is announced as present at a meeting of the Board of Directors or any committee thereof created in accordance with Section 3.12 of these Bylaws, when corporate action is taken, assents to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director’s dissent or abstention from the action taken; (c) the director delivers written notice that complies with the DGCL of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting; or (d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director’s dissent or abstention from the action taken, and the director delivers to the Corporation a written notice of that failure that complies with the DGCL promptly after receiving the minutes. Such right of dissent or abstention shall not apply to a director who votes in favor of the action taken.

3.12.    Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of all of the directors then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall have at least one member who shall, unless otherwise provided by the Board of Directors, serve at the pleasure of the Board of Directors. A committee may be authorized to exercise the authority of the Board of Directors, except that a committee may not do any of the following: (a) approve or recommend to stockholders for approval any action or matter expressly required by the DGCL to be submitted to stockholders for approval; and (b) adopt, amend or repeal any Bylaw of the Corporation. Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.

3.13.    Telephonic Meetings. Except as herein provided and notwithstanding any place set forth in the notice of the meeting or these Bylaws, members of the Board of Directors (and any committees thereof created pursuant to Section 3.12 of these Bylaws) may participate in regular or special meetings by, or through the use of, any means of communication by which all participants may simultaneously hear each other, such as by conference telephone. If a meeting is conducted by such means, then at the commencement of such meeting the presiding officer shall inform the participating directors that a meeting is taking place at which official business may be transacted. Any participant in a meeting by such means shall be deemed present in person at such meeting. Notwithstanding the foregoing, no action may be taken at any meeting held by such means on any particular matter which the presiding officer determines, in his or her sole discretion, to be inappropriate under the circumstances for action at a meeting held by such means. Such determination shall be made and announced in advance of such meeting.

3.14.    Action Without Meeting. Any action required or permitted by the DGCL to be taken at a meeting of the Board of Directors or a committee thereof created pursuant to Section 3.12 of these Bylaws may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the Corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.

ARTICLE IV.      OFFICERS

4.01.    Number. The principal officers of the Corporation shall be the Chair, a Chief Executive Officer, a President, the number of Vice Presidents as authorized from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors or the Chair. The Board of Directors or the Chair may also authorize any duly appointed officer to appoint one or more officers or assistant officers. Any two or more offices may be held by the same person.

4.02.    Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each Annual Meeting. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

4.03.    Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors or these Bylaws, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

4.04.   Resignation. An officer may resign at any time by delivering notice to the Corporation that complies with the DGCL. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date.

4.05.   Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term. If a resignation of an officer is effective at a later date as contemplated by Section 4.04 of these Bylaws, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor may not take office until the effective date.

4.06.    Board Chair. The Chair shall be a member of the Board of Directors and, if present and subject to the right to delegate such activities, shall preside at all meetings of the stockholders and at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as may be prescribed by these Bylaws. The Chair shall have the same power to perform any act on behalf of the Corporation and to sign for the Corporation as is prescribed in these Bylaws for the Chief Executive Officer.

4.07.    Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer. He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize the President or any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chair, the Chief Executive Officer shall, when present, preside at all meetings of the stockholders and of the Board of Directors.

4.08.    President. The President shall assist the Chief Executive Officer in exercising general supervision over the business and affairs of the Corporation, and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chair, the Chief Executive Officer or by the Board of Directors. The President shall have authority, subject to the authority of the Chair and the Chief Executive Officer and to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by the Chair or the Chief Executive Officer or by resolution of the Board of Directors; and, except as otherwise provided by law, the Chair, the Chief Executive Officer or the Board of Directors, he or she may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. During the absence or disability of the Chief Executive Officer, or while that office is vacant, the President shall exercise all the powers and discharge all of the duties of the Chief Executive Officer.

4.09.    The Vice Presidents. In the absence of the President or in the event of the President’s death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President. The Board of Directors may designate any Vice President as being senior in rank or degree of responsibility and may accord such a Vice President an appropriate title designating his or her senior rank, such as “Senior Vice President.” The Board of Directors may assign a certain Vice President responsibility for a designated group, division or function of the Corporation’s business and add an appropriate descriptive designation to his or her title.

4.10.    The Secretary. The Secretary shall: (a) keep minutes of the meetings of the stockholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the stockholders or the Board of Directors (or committees thereof) without a meeting); (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by the DGCL; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) maintain a record of the stockholders of the Corporation, in a form that permits preparation of a list of the names and addresses of all stockholders, by class or series of shares and showing the number and class or series of shares held by each stockholder; (e) sign with the Chair, the Chief Executive Officer, the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the Chair, the Chief Executive Officer, the President or by the Board of Directors.

4.11.   The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04 of these Bylaws; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Chair, the Chief Executive Officer, the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.12.    Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the Chair, the Chief Executive Officer, the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chair, the Chief Executive Officer, the President or the Board of Directors.

4.13.  Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the Corporation to appoint, any person to act as assistant to any officer, or as agent for the Corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors, the Chair or the appointing officer.

4.14.   Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V.      CONTRACTS, LOANS, CHECKS

AND DEPOSITS; SPECIAL CORPORATE ACTS

5.01.    Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Chair, the Chief Executive Officer, the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

5.02.   Loans. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

5.03.   Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

5.04.   Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

5.05.    Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the Chair, the Chief Executive Officer or the President of this Corporation if any of them shall be present, or in their absence by any Vice President of this Corporation who may be present, and (b) whenever, in the judgment of the Chair, the Chief Executive Officer or the President, or in their absence, of any Vice President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the Chair, the Chief Executive Officer, the President or one of the Vice Presidents of this Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

ARTICLE VI.      CERTIFICATES FOR SHARES; TRANSFER OF SHARES

6.01.    Certificates for Stock; Stock Without Certificates. Certificates representing shares of the Corporation shall be in such form, consistent with the DGCL, as shall be determined by the Board of Directors. Such certificates shall be signed by the Chair, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.06 of these Bylaws. Shares of the Corporation may also be issued without certificates to the full extent such issuance is allowed by the DGCL and the listing standards of The NASDAQ Stock Market or such other exchange on which the Corporation elects to list its shares.

6.02.   Facsimile Signatures and Seal. The seal of the Corporation, if any, on any certificates for shares may be a facsimile. The signature of the Chair, the Chief Executive Officer, the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the Corporation itself or an employee of the Corporation.

6.03.    Signature by Former Officers. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

6.04.    Transfer of Shares. Prior to due presentment of shares for registration of transfer the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where shares are presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements or with the necessary documents accompanying a transfer of shares issued without certificates, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

6.05.    Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares and any such notation shall be made in the “book-entry” system in the case of shares issued without certificates.

6.06.    Lost, Destroyed or Stolen Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the person requesting such new certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

6.07.   Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. The Corporation may place in escrow shares issued in whole or in part for a contract for future services or benefits, a promissory note, or other property to be issued in the future, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the benefits or property are received or the promissory note is paid. If the services are not performed, the benefits or property are not received or the promissory note is not paid, the Corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

6.08.    Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as it may deem expedient concerning the issue, transfer and registration of shares of the Corporation.

ARTICLE VII.      SEAL

7.01.    The Board of Directors may provide for a corporate seal for the Corporation.

ARTICLE VIII.      FISCAL YEAR

8.01.    The fiscal year of the Corporation shall be from January 1 to December 31.

ARTICLE IX.      INDEMNIFICATION

9.01.   Provision of Indemnification. The Corporation shall, to the fullest extent permitted or required by the DGCL, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than prior to such amendment), indemnify its directors and officers against any and all liabilities, and advance any and all reasonable expenses, incurred thereby in any proceeding to which any such director or officer is a party because he or she is or was a director or officer of the Corporation. The Corporation shall also indemnify an employee who is not a director or officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she is or was an employee of the Corporation. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against liabilities or the advancement of expenses which a director, officer or employee may be entitled under any written agreement, Board of Directors resolution, vote of stockholders, the DGCL or otherwise. The Corporation may, but shall not be required to, supplement the foregoing rights to indemnification against liabilities and advancement of expenses under this Section 9.01 by the purchase of insurance on behalf of any one or more of such directors, officers or employees, whether or not the Corporation would be obligated to indemnify or advance expenses to such director, officer or employee under this Section 9.01.

ARTICLE X.      AMENDMENTS

10.01.  By Stockholders. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, these Bylaws may be amended or repealed and new Bylaws may be adopted by the stockholders at any Annual Meeting or Special Meeting at which a quorum is in attendance.

10.02.  By Directors. Except as otherwise provided by the DGCL or the Certificate of Incorporation, these Bylaws may also be amended or repealed and new Bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; provided, however, that the stockholders in adopting, amending or repealing a particular Bylaw may provide therein that the Board of Directors may not amend, repeal or readopt that Bylaw.

10.03.  Implied Amendments. Any action taken or authorized by the stockholders or by the Board of Directors which would be inconsistent with the Bylaws then in effect but which is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.